                                    EXHIBIT 99.8

                  AMENDMENT AND CONFIRMATION OF BORROWER SECURITY
                                AND PLEDGE AGREEMENT


     Amendment and Confirmation of Borrower Security and Pledge Agreement (this "CONFIRMATION") dated as of October 15th, 1998, by and between the Estate of Bob
J. Magness ("DEBTOR") and Bankers Trust Company ("BANK").



                                  R E C I T A L S
                                   ---------------
                                   ---------------

     A. Debtor executed and delivered to Bank a Borrower Security and Pledge Agreement dated February 9, 1998 (the "Pledge Agreement") pursuant to which Debtor granted a lien on and security interest in the Collateral (as defined therein) to secure the Obligations (as defined therein). The Obligations include those owed by Debtor to Bank under a Secured Promissory Note dated February 9, 1998 (as it may be amended or extended from time to time, the "Note").

     B. Debtor has requested, among other things, that Bank increase the maximum principal sum which may be borrowed under the Note from $80,000,000 to $300,000,000, such increase to be evidenced by an Allonge, First Amendment to Note of even date herewith (the "Allonge").

     C. The Pledge Agreement provides that the Obligations include those due under any amendment to the Note and that the Collateral includes, among other things, "all cash, securities, shares, certificates, notes, instruments, rights, receivables and all other property of Debtor now or hereafter in the possession, custody or control of Bank" including those credited to account number 280335 at Bank and those described on Schedule B to the Pledge Agreement. However, as a condition to Bank's agreement to increase the principal amount of the Note and to make certain other modifications as set forth in the Allonge, Bank desires that Debtor, among other things, confirm and ratify the pledge to Bank of certain securities being delivered to Bank on or about the date hereof and more particularly described in Schedule A hereto and that Debtor also confirm that the Pledge Agreement secures the Note as modified by the Allonge.

     NOW, THEREFORE, in order to induce Bank to increase the principal sum available under the Note, and to agree to the other modifications set forth in the Allonge, Debtor agrees as follows:

     1. GRANT. As security for the Obligations (including as increased pursuant to the Allonge), Debtor hereby ratifies and confirms, and. hereby restates, Debtor's assignment, pledge and grant to Bank of a continuing security interest in and lien upon all right, title and interest of Debtor in and to the Collateral which shall include, without limitation, the securities described on SCHEDULE A hereto, all as set forth in the Pledge Agreement as amended hereby.

     2. COLLATERAL MAINTENANCE. The Collateral Maintenance Requirements set forth in SCHEDULE C to the Pledge Agreement are hereby amended so that Debtor shall be required to pledge additional collateral or repay Obligations if at any time the Obligations as a percentage of market value of the Collateral are greater than 60%. Accordingly, the figure "65%" appearing in the third line of paragraph 1 of said SCHEDULE C is hereby deemed deleted and substituted therefor is the figure "60%". In addition, for clarity sake, the word "Loan" appearing in the 5th line of said paragraph is deemed deleted and substituted therefor is the word "Obligations". Finally, for a release of Collateral to occur under paragraph 2 of said SCHEDULE C, the Collateral Maintenance Requirement to be satisfied thereunder is the requirement that the Obligations as a percentage of market value of the Collateral shall be not greater than 50% after giving effect to any such release.

     3. CERTAIN TERMS. The reference to "$80,000,000" in the preface to the Pledge Agreement is hereby deemed to be "$300,000,000"; the Obligations shall include all obligations due to Bank under the Allonge; the Collateral shall include, without limitation, the collateral described in SCHEDULE A hereto; and the term Note shall mean the Note as modified by the Allonge and as it may be further modified or extended.

     4. REPRESENTATIONS AND WARRANTIES. All terms, provisions, representations and warranties set forth in the Pledge Agreement are true and correct as of the date hereof and shall apply to, and are true and correct with respect to, the Collateral described on SCHEDULE A hereto including the representations of Borrower set forth in clauses (e) and (f) of Paragraph 2 of the Pledge Agreement.

     5. NO DEFAULT OR OFFSET. Debtor represents and warrants to Bank that there is currently no default or Event of Default (as defined in the Note) under the Note or the Pledge Agreement. Debtor acknowledges and agrees that there are no offsets, defenses, crossclaims or counterclaims to the Obligations, and to the extent any such offset, defense, crossclaim or counterclaim exists, same are hereby irrevocably waived.

     6. RATIFICATION. Except as amended hereby, all of the terms and provisions of the Pledge Agreement are hereby ratified and confirmed.



IN WITNESS WHEREOF, Pledgor and Bank have executed this Confirmation as of the day and year first above written.


                                        DEBTOR:

                                        Estate of Bob J. Magness
BANKERS TRUST COMPANY


                                        By:  /s/ Kim Magness
                                           -------------------------------------
By:                                        Kim Magness, as successor personal
   ---------------------------             representative
   Name:
   Title:

                                        By:  /s/ Gary Magness
                                           -------------------------------------
                                           Gary Magness, as successor personal
                                           representative

STATE OF            )
                    ) ss.:
COUNTY OF           )

     On the _____ day of October, 1998, before me personally came KIM MAGNESS, to me known to be the individual who executed the foregoing instrument and, who, being duly sworn by me did depose and say that he is the successor personal representative of the Estate of Bob J. Magness and that he executed the foregoing instrument in the name of the Estate of Bob J. Magness and that he had the authority to sign the same, and acknowledge that he executed the same as the act and deed of that Estate.



------------------------------
Notary Public
Name:


STATE OF            )
                    ) ss.:
COUNTY OF           )

     On the _____ day of October, 1998, before me personally came GARY MAGNESS, to me known to be the individual who executed the foregoing instrument and, who, being duly sworn by me did depose and say that he is the successor personal representative of the Estate of Bob J. Magness and that he executed the foregoing instrument in the name of the Estate of Bob J. Magness and that he had the authority to sign the same, and acknowledge that he executed the same as the act and deed of that Estate.



------------------------------
Notary Public
Name:

                                     SCHEDULE A

                           AMENDMENT AND CONFIRMATION OF
                       BORROWER SECURITY AND PLEDGE AGREEMENT


-------------------------------------------------------------------------------------------------------
                          NAME OF SERIES                                   CERTIFICATE         NO. OF
                                                                                NO.            SHARES
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6627           154,200
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6646           500,000
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6647           500,000
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6648           500,000
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6649           500,000
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6650           500,000
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6651           500,000
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6652           500,000
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6653           500,000
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6654           500,000
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6655           500,000
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6656           500,000
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6657           500,000
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6658           500,000
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6659           500,000
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6660           500,000
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6661           500,000
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6662           250,000
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6663           250,000
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6664           250,000
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6665           250,000
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6666           100,000
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6667           100,000
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6668           100,000
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6669           100,000
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6670           100,000
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6671           100,000
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6672           100,000
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6673           100,000
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6674           100,000
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6675           100,000

-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B TCI Group Common Stock                    TB6676           17,145
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B Liberty Media Group Common Stock          LB0917          3,818,231
-------------------------------------------------------------------------------------------------------
 Tele-Communications, Inc. Series B Liberty Media Group Common Stock          LB0630           914,062
-------------------------------------------------------------------------------------------------------
